Exhibit 99.1

FOR IMMEDIATE RELEASE January 27, 2020

sorrento board rejects latest acquisition proposal

•	The latest non-binding proposal received on January 9, 2020 from a private equity fund to acquire a majority or all of the issued and outstanding shares of the company for “up to $7.00” per share significantly undervalues the company and is not in the best interest of the shareholders.
•	The board unanimously rejected the acquisition proposal.

SAN DIEGO, January 27th, 2020 /GlobeNewswire/ -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento"), announced that, after reviewing the latest acquisition proposal in consultation with its advisors, Sorrento’s Board of Directors (the “Board”) determined that the offer significantly undervalues Sorrento and is not in the best interest of the Company’s stockholders.

Sorrento’s management continues to execute on the core drug development and to pursue multiple potential strategic alliances and transactions.

Accordingly, the Board unanimously rejected the acquisition proposal.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), antibody-drug conjugates (“ADC”) as well CAR-T and oncolytic virus (“Seprehvir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) RTX and ZTlido®. RTX is completing a phase IB trial in terminal cancer patients. ZTlido® was approved by US FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the value of Sorrento and its immuno-oncology and non-opioid pain core assets, Sorrento’s potential strategic alliances and transactions and the development of, and prospects for, Sorrento's and its subsidiaries' technologies and product candidates. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's, its subsidiaries', affiliates’ and partners’ technologies and prospects; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks related to seeking regulatory approvals and conducting clinical trials; risks of supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its strategies; risks related to Sorrento’s debt obligations; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama, DVM (SVP Corporate Development)

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido® and G-MAB™ are trademarks owned by Scilex Pharmaceuticals Inc. and Sorrento, respectively.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2020 Sorrento Therapeutics, Inc. All Rights Reserved.

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